UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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TRW Automotive Holdings Corp.

(Name of Registrant as Specified In Its Charter)

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TRW AUTOMOTIVE HOLDINGS CORP.

** IMPORTANT NOTICE **
___Regarding the Availability of Proxy Materials
You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Stockholder Meeting to be held on 5/19/09

Proxy Materials Available
•	Notice and Proxy Statement
•	Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.
To facilitate timely delivery please make the request as instructed below on or before 5/5/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number (located on the following page) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS
1)	BY INTERNET - www.proxyvote.com
2)	BY TELEPHONE - 1-800-579-1639
3)	BY E-MAIL* - sendmaterial@proxyvote.com
*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	5/19/09
Meeting Time:	4:00 p.m., Local Time
For holders as of:	3/23/09

Meeting Location:

Loews Regency Hotel
540 Park Avenue
New York, NY 10065
If directions are needed, please call the hotel
at (212) 339-4006

How To Vote

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Voting items

Proposal 1. The election of three directors nominated by the Board to serve as Class II directors for a three-year term beginning at the meeting and expiring at the 2012 annual stockholders’ meeting or until succeeded by another qualified director who has been properly elected. The Board has nominated for re-election 01) James F. Albaugh, 02) Robert L. Friedman and 03) J. Michael Losh, all current directors.

The Board of Directors recommends a vote “FOR” the director nominees.
Proposal 2.	The ratification of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of TRW Automotive Holdings Corp. for 2009.
The Board of Directors recommends a vote “FOR” Proposal 2.
Proposal 3.	The approval of an amendment to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan (the “Plan”) to increase the number of shares issuable under the Plan.
The Board of Directors recommends a vote “FOR” Proposal 3.
Proposal 4.	The approval of an amendment to the Plan to permit a one-time stock option exchange program for employees other than directors, executive officers and certain other senior executives.
The Board of Directors recommends a vote “FOR” Proposal 4.
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